Exhibit 5

Trading Data

Reporting Person	Date of Transaction	No. of Shares (Common Stock)	Price Per Share $	Where/How Effected
ASOF Holdings I, L.P.	9/14/2021	300,000	2.50	Open Market/Broker
ASOF Holdings I, L.P.	9/15/2021	300,000	2.455	Open Market/Broker
ASOF Holdings I, L.P.	9/16/2021	300,000	2.4998	Open Market/Broker
ASOF Holdings I, L.P.	9/17/2021	300,000	2.595	Open Market/Broker
ASOF Holdings I, L.P.	9/20/2021	175,000	2.61	Open Market/Broker
ASOF Holdings I, L.P.	9/21/2021	175,000	2.5719	Open Market/Broker
ASOF Holdings I, L.P.	9/22/2021	175,000	2.6497	Open Market/Broker
ASOF Holdings I, L.P.	9/23/2021	175,000	2.788	Open Market/Broker

SCHEDULE A

BOARD OF MANAGERS OF

ARES PARTNERS HOLDCO LLC

Name	Present Principal Occupation and Employment
Michael J Arougheti	Co-Founder, Chief Executive Officer and President of Ares Management
Ryan Berry	Chief Marketing and Strategy Officer of Ares Management
R. Kipp deVeer	Head of Credit Group of Ares Management
David B. Kaplan	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management
Antony P. Ressler	Co-Founder, Executive Chairman of Ares Management
Bennett Rosenthal	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management

The address for all of the persons listed above is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

DIRECTORS AND EXECUTIVE OFFICERS OF

ARES MANAGEMENT CORPORATION

Name	Director/Executive Officer	Present Principal Occupation and Employment
Michael J Arougheti	Director and Executive Officer	Co-Founder, Chief Executive Officer and President of Ares Management
David B. Kaplan	Director and Executive Officer	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management
Antony P. Ressler	Director and Executive Officer	Co-Founder, Executive Chairman of Ares Management
Bennett Rosenthal	Director and Executive Officer	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management
R. Kipp deVeer	Director and Executive Officer	Head of Credit Group of Ares Management
Paul G. Joubert	Director	Founding Partner of EdgeAdvisors and a Venture Partner in Converge Venture Partners
Michael Lynton	Director	Chairman of the Board of Snap Inc.
Dr. Judy Olian	Director	President of Quinnipiac University
Antoinette C. Bush	Director	Executive Vice President and Global Head of Government Affairs for News Corp
Ryan Berry	Executive Officer	Chief Marketing and Strategy Officer of Ares Management
Naseem Sagati Aghili	Executive Officer	General Counsel and Secretary of Ares Management
Jarrod Phillips	Executive Officer	Chief Financial Officer of Ares Management

The address for all of the persons listed above is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.